Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our reports dated January 31, 2024, relating to the consolidated financial statements of The Boeing Company and subsidiaries and the effectiveness of The Boeing Company and subsidiaries’ internal control over financial reporting. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

August 12, 2024